UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FOURSQUARE CAPITAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	90-0516268 (I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, NY (Address of Principal Executive Offices)	10105 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-160481
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value per share	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     Incorporated by reference herein is the description of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) under the heading “Description of Capital Stock” contained in the Registrant’s registration statement on Form S-11 originally filed with the Securities and Exchange Commission on July 8, 2009 (Registration No. 333-160481), as amended (the “Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Common Stock, under the heading “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.
ITEM 2 EXHIBITS.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOURSQUARE CAPITAL CORP.
Date: September 22, 2009	By:	/s/ Jonathan Sobel
		Name:	Jonathan Sobel
		Title:	Chief Executive Officer

3